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LIST OF SUBSIDIARIES

Exhibit No. 21-A
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Bio-Energy Services Corp. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Energy Services Corp.

Bio-Energy Systems, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Energy Systems, Inc.

Beta Carthage Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Carthage Inc.

Beta South Glens Falls Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta South Glens Falls Inc.

Beta Syracuse Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Syracuse Inc.

Beta Beaver Falls Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Beaver Falls Inc.

Beta Natural Dam Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Natural Dam Inc.

Beta Allegany Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Allegany Inc.

Beta Nova Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Nova Inc.

Beta N Limited is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta N Limited.

Beta Hydroponics Allegany Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta Hydroponics Allegany Inc.

Reina Distributing, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Reina Distributing, Inc.

SunWize Energy Systems, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Energy Systems, Inc.

Bio Thermal Unlimited, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio Thermal Unlimited, Inc.

SunWize Specialty Products, Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Specialty Products, Inc.

Bio-Hydroponics Inc. (formerly Nanocrystalline Technologies Inc.) is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Bio-Hydroponics Inc.

SunWize Marine Technologies Inc. is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of SunWize Marine Technologies Inc.

Beta C&S Limited is a subsidiary of the Company and is incorporated under the laws of the State of New York. The aforesaid subsidiary does business under the name of Beta C&S Limited.

Besicorp International Power Corp. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Besicorp International Power

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Corp.

Beta International Power Corp. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta International Power Corp.

Beta Mexico Inc. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta Mexico Inc.

Beta BBI Krishnapatnam Inc. is a subsidiary of the Company and is incorporated under the laws of the State of Delaware. The aforesaid subsidiary does business under the name of Beta BBI Krishnapatnam Inc.

Beta Krishnapatnam BVI Inc. is a subsidiary of Beta BBI Krishnapatnam Inc. and is incorporated under the laws of the British Virgin Islands. The aforesaid subsidiary does business under the name of Beta Krishnapatnam BVI Inc.

Beta Krishnapatnam BVI II Inc. is a subsidiary of Beta BBI Krishnapatnam Inc. and is incorporated under the laws of the British Virgin Islands. The aforesaid subsidiary does business under the name of Beta Krishnapatnam BVI II Inc.